EXHIBIT 32(i)

SECTION 1350 CERTIFICATION OF MR. WILLIAM WRIGLEY, JR.

I, William Wrigley, Jr., Chairman of the Board, President and Chief Executive Officer of Wm. Wrigley Jr. Company (the "Company"), certify that to the best of my knowledge:

(i)

the Quarterly Report of the Company on Form 10-Q, dated November 9, 2004, for the period ending September 30, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the said Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/WILLIAM WRIGLEY, JR.

William Wrigley, Jr. Chairman of the Board, President and Chief Executive Officer

Dated the 9th day of November, 2004